UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2006

KEY TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

OREGON	0-21820	93-0822509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Avery Street
Walla Walla, Washington 99362
(Address of principal executive offices) (Zip Code)

(509) 529-2161
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

In September 2006, Key Technology, Inc. (the "Company") announced it had agreed in principle to sell its 50% interest in its InspX joint venture to that entity for a combination of cash and notes. Subsequent to September 30, 2006, the Company determined that this agreement was neither likely to be finalized in the short-term nor completed on terms as favorable to the Company. Given the joint venture's continued operating losses, financial condition, and cash flows, and the Company's inability to sell its interest at favorable terms, the Company recorded an impairment charge for 100% of its remaining $865,000 investment in the joint venture.

The Company continued its negotiations with its joint venture partner regarding InspX and, on December 20, 2006, reached an agreement pursuant to which the Company sold its interest in InspX to the InspX joint venture. Under the agreement, InspX will redeem the Company's 50% interest in the joint venture in exchange for $1,500,000 plus a contingent payment. The $1,500,000 portion of the sale price consists of $750,000 in cash that was paid to the Company on December 20, 2006 and a term note payable on September 30, 2009 bearing interest at 5% per annum payable quarterly until the note is paid in full. The note is unsecured and, due to uncertainty related to the ultimate collectibility of the note, the Company has established an allowance for the doubtful note receivable for the full amount of the note. The contingent portion of the sale price consists of an additional $500,000, which is payable in the event (1) InspX revenues for the year ended December 31, 2008 are $9,000,000 or higher, or (2) of the sale prior to December 31, 2008 by InspX or any existing owner of InspX of equity in InspX for $2,000,000 or more at an enterprise value for InspX of $10,000,000 or more. The contingent payment is payable to the Company at InspX's election either within 45 days after the event giving rise to the payment or in four equal annual installments (plus interest) beginning one year after the event giving rise to the payment. The Company estimates that the cash payment received with respect to the Company's sale of its interest in the InspX joint venture will add approximately $750,000 to the Company's total other income in the first quarter of fiscal 2007. The Company and its former joint venture partner have agreed not to compete in the development or sale of certain x-ray based products for 18 months from the date of the agreement and agreed informally to cooperate regarding future sales of the products sold by the former joint venture.

The Unit Redemption Agreement among InspX, LLC, Key Technology, Inc., PECO Controls Corporation and PECO, LLC, dated December 20, 2006, is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

The following exhibit is furnished with this report on Form 8-K:

	10.1	The Unit Redemption Agreement among InspX, LLC, Key Technology, Inc., PECO Controls Corporation and PECO, LLC, dated December 20, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEY TECHNOLOGY, INC.

/s/ RONALD W. BURGESS
Ronald W. Burgess
Senior Vice President and Chief Financial Officer

Dated: December 22, 2006

EXHIBIT INDEX

Exhibit No.	Description

10.1	The Unit Redemption Agreement among InspX, LLC, Key Technology, Inc., PECO Controls Corporation and PECO, LLC, dated December 20, 2006